Exhibit 99.4

FORM OF PROXY

SPECIAL MEETING OF SHAREHOLDERS OF

VIRGINIA BANCORP INC.

[•], 2017

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints [•] and [•], or either of them, as proxies, with full power of substitution, to vote all shares of common stock of Virginia BanCorp Inc. (“Virginia BanCorp”) held of record at the close of business on [•] at the special meeting of shareholders to be held on [•], at [•], local time, at [•], and at any adjournments or postponements thereof, as indicated on this proxy with respect to the proposals set forth on this proxy, as more fully set forth in the accompanying joint proxy statement/prospectus. The undersigned hereby revokes any previously submitted proxy by the undersigned for the matters to be voted on at the special meeting and acknowledges receipt of the notice of special meeting of shareholders and the joint proxy statement/prospectus.

The Virginia BanCorp Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.

1.	To approve the Agreement and Plan of Merger, dated November 2, 2016, by and between Bay Banks of Virginia, Inc., a Virginia corporation (“Bay Banks”), and Virginia BanCorp, pursuant to which Virginia BanCorp will merge with and into Bay Banks, with Bay Banks as the surviving corporation, as more fully described in the accompanying joint proxy statement/prospectus (the “Virginia BanCorp merger proposal”).

☐  FOR                         ☐  AGAINST                        ☐  ABSTAIN

2.	To approve a proposal to adjourn the special meeting to a later date or dates, if necessary to solicit additional proxies to approve the Virginia BanCorp merger proposal.

☐  FOR                         ☐  AGAINST                        ☐  ABSTAIN

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

If any other business is presented at special meeting, this proxy shall be voted in accordance with the recommendations of the board of directors. This proxy may be revoked at any time before it is voted. The undersigned may attend the special meeting, revoke this proxy and vote in person.

Date: __________________, 2017
______________________________
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Signature of Shareholder(s)

I plan ☐ , do not plan ☐ , to attend the Special Meeting.

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by an authorized person.